Exhibit 99.1

Regional Health Properties Provides Update on Impact of COVID-19

ATLANTA, GA, March 24, 2020 — Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, announced today that it continues to closely monitor and regularly communicate with all of the operators and management teams of its facilities regarding the COVID-19 pandemic.

The Company reported that two facilities it manages in Miami County, Ohio, have reported “presumptive positive” cases of COVID-19. The Centers for Disease Control & Prevention (“CDC”) will provide final confirmation of the cases. The Company is engaging in aggressive mitigation efforts in accordance with CDC and Ohio Department of Health guidelines to protect the health and safety of residents while respecting their rights. Employees at both locations are taking several precautions as they care for residents, including, among other things, monitoring themselves for symptoms upon leaving and returning home, and upon arriving at and leaving the skilled nursing facility. They are also wearing masks and other personal protective equipment while caring for residents.

As of March 23, 2020, none of our other operators have reported any occurrences of COVID-19 in any of the buildings they are managing. Our operators have also reported to us that they currently have adequate supply levels, including appropriate quantities of Personal Protective Equipment (PPE) for staff.

As we are all aware, the COVID-19 pandemic is rapidly evolving. The information in this press release is based on data currently available to us and will likely change as the pandemic progresses. We cannot predict the impact that COVID-19 will have, but we applaud the efforts of our operators to keep their residents and employees safe. The extent to which COVID-19 could impact our business and results of operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of COVID-19 and the actions taken to contain COVID-19 or treat its impact, among others.

About Regional Health Properties

Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) is the successor to AdCare Health Systems, Inc., and is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions.

Regional currently owns, leases or manages for third parties 24 facilities (12 of which are owned by Regional, 12 of which are leased by Regional and three of which are managed by Regional for third parties).

For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: actual or threatened public health epidemics (such as COVID-19), our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contacts	Investor Relations
E. Clinton Cain	Brett Maas
Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer	Managing Partner
Regional Health Properties, Inc.	Hayden IR
Tel (678) 368-4393	Tel (646) 536-7331
clinton.cain@regionalhealthproperties.com	brett@haydenir.com